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                                                                 Exhibit 5.1

             [LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM (ILLINOIS)]


                                                 August 25, 1999


Abbott Laboratories
100 Abbott Park Road
Abbott Park, Illinois 60064

                                Re:   Abbott Laboratories
                                Registration Statement on Form S-4
                                ----------------------------------

Ladies and Gentlemen:

     We have acted as special counsel to Abbott Laboratories, an Illinois corporation (the "Company"), in connection with the Company's Registration Statement on Form S-4 ("Registration Statement") for the registration under the Securities Act of 1933, as amended (the "Act"), of up to 17,889,168 shares (the "Shares") of the Company's Common Shares, without par value (the "Common Shares"). The Shares are to be issued pursuant to the terms of the Agreement and Plan of Merger, dated as of July 8, 1999 (the "Merger Agreement"), among the Company, AL Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company ("Merger Sub"), and Perclose, Inc., a Delaware corporation ("Perclose"), which provides for the merger (the "Merger") of Merger Sub with and into Perclose, with Perclose surviving as a wholly-owned subsidiary of the Company. Capitalized terms used herein but not otherwise defined herein have the meanings ascribed to them in the Registration Statement.

     This opinion is furnished by us, as counsel to the Company, in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

     In connection with this opinion, we have examined (i) the Registration Statement, (ii) the Merger Agreement, (iii) certain resolutions of the Company's Board of Directors relating to the Merger Agreement and to the issuance and sale of the Shares, (iv) the Restated Articles of Incorporation and By-Laws of the Company, each as currently in effect, and (v) a specimen certificate representing the Common Shares. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company or others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies


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Abbott Laboratories
August 25, 1999
Page 2


and the authenticity of the originals of such documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

     Members of our firm are admitted to the practice of law in the State of Illinois, and we do not purport to be an expert on, or express any opinion concerning, any law other than the substantive law of the State of Illinois.

     Based on and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, upon consummation of the merger of Merger Sub with Perclose pursuant to the Merger Agreement, the filing of the certificate of merger with the Secretary of State of the State of Delaware, and the issuance of the Shares and delivery of proper stock certificates therefor in the manner contemplated in the Merger Agreement, the Shares will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                                 Very truly yours,



                                                 /s/ Skadden, Arps, Slate,
                                                     Meagher & Flom (Illinois)